UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

Progenity, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39334	27-3950390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 200, San Diego, CA		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 293-2639

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PROG	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05. Costs Associated with Exit or Disposal Activities

On May 27, 2021, the Board of Directors (the “Board”) of Progenity, Inc. (the “Company”), in connection with a strategic transformation of the Company, approved a plan of termination involving the termination of approximately 374 employees across the Company and its affiliated entity, Mattison Pathology, LLP, a Texas limited liability partnership doing business as Avero Diagnostics, which represents approximately 56% of the total workforce (the “Strategic Transformation”).

The Board approved the Strategic Transformation in an effort to materially reduce operating expenditures, more effectively allocate capital and unlock the value of the Company’s differentiated R&D pipeline. In connection with the Strategic Transformation, the Company will discontinue providing genetic laboratory-developed test services through its Ann Arbor, Michigan CLIA-certified laboratory. The Strategic Transformation is expected to take approximately 60 days to complete. The Company currently continues to offer diagnostic testing services through Avero Diagnostics. The Company’s estimated severance cost is approximately $5 million. Other costs as a result of the Strategic Transformation, including those costs that will result in future cash expenditures, are unknown at this time. On June 2, 2021, the Company issued a press release announcing the Strategic Transformation and withdrawing its financial guidance for the remainder of 2021. A copy of this press release is filed herewith as Exhibit 99.1.

Item 8.01. Other Events

The Company expects to adjourn its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on June 2, 2021 to allow additional time for stockholders to vote on the proposals described in the proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 15, 2021. The adjourned Annual Meeting will be reconvened on June 14, 2021 at 11:00 a.m. Pacific Time (the “Reconvened Meeting”). The Reconvened Meeting will be held as a virtual meeting, accessible by visiting www.virtualshareholdermeeting.com/PROG2021.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements related to our expectations with respect to the Company’s planned Strategic Transformation, including the areas on which the Company intend to refocus its operations, the expected timing of completion of the Strategic Transformation, the Company’s expectations with respect to the operations of Avero Diagnostics, and the estimated severance and other costs associated with the Strategic Transformation. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, those described above and in “Item 1A. Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and those described from time to time in other reports which the Company files with the Securities and Exchange Commission, including but not limited to its Quarterly Reports on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

99.1	Press release, dated June 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2021	Progenity, Inc.
	By:	/s/ Harry Stylli, Ph.D.
Harry Stylli, Ph.D.
Chairman and Chief Executive Officer